                                                                    Exhibit 20.1

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                    Chase Manhattan Auto Grantor Trust 1996-B
                         Statement to Certificateholders
                                November 15, 1999
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
------------------------------------------------------------------------------------------------------------------------------------
                                                       DISTRIBUTION IN DOLLARS
------------------------------------------------------------------------------------------------------------------------------------
             ORIGINAL             PRIOR                                                                                   CURRENT
               FACE             PRINCIPAL                                                       REALIZED   DEFERRED      PRINCIPAL
  CLASS        VALUE             BALANCE          PRINCIPAL        INTEREST          TOTAL       LOSSES    INTEREST       BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    A     1,478,422,107.71    250,493,275.67    17,656,429.56    1,379,800.46    19,036,230.02     0.00      0.00     232,836,846.11
    B        45,725,000.00      7,747,317.19       546,082.37       43,643.22       589,725.59     0.00      0.00       7,201,234.82
------------------------------------------------------------------------------------------------------------------------------------
 TOTALS   1,524,147,107.71    258,240,592.86    18,202,511.93    1,423,443.68    19,625,955.61     0.00      0.00     240,038,080.93
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------                     ------------------
                      FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                    PASS-THROUGH RATES
----------------------------------------------------------------------------------                     ------------------
             PRIOR                                                       CURRENT                                  CURRENT
           PRINCIPAL                                                    PRINCIPAL                      CLASS    PASS-THRU
 CLASS       FACTOR        PRINCIPAL      INTEREST        TOTAL          FACTOR                                    RATE
----------------------------------------------------------------------------------                     ------------------
    A     169.43285302    11.94275266    0.93329263    12.87604529    157.49010035                     A        6.610000%
    B     169.43285271    11.94275276    0.95447173    12.89722449    157.49009995                     B        6.760000%
----------------------------------------------------------------------------------                     ------------------
 TOTALS   169.43285301    11.94275266    0.93392801    12.87668068    157.49010034
----------------------------------------------------------------------------------                     ------------------

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           IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Mark McDermott
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-7016
                         Email: mark.mcdermott@chase.com

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[Image]                  (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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

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                    Chase Manhattan Auto Grantor Trust 1996-B
                                November 15, 1999
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                         STATEMENT TO CERTIFICATEHOLDERS

                                             Due Period                              38

                                             Due Period Beg Date               10/01/99

                                             Due Period End Date               10/31/99

                                             Determination Date                11/10/99

 Section 5.8(iii)   Servicing Fee                                            215,200.49
 Section 5.8(iii)   Servicing Fee per $1000                                  0.14119404

 Section 5.8(v)     Pool Balance at the end of the Collection Period     240,038,080.93

 Section 5.8(vi)    Net Losses for Collection Period                          30,129.89

 Section 5.8(vii)   Carryover Shortfall for Collection Period

                    Class A Interest                                               0.00

                    Class B Interest                                               0.00

                    Class A Principal                                              0.00

                    Class B Principal                                              0.00

                    TOTAL                                                          0.00

 Section 5.8(viii)  Reserve Account Balance after Disbursement            11,431,103.00

 Section 5.8(ix)    Specified Reserve Account Balance                     11,431,103.00

 Section 5.8(x)     Repurchase Amounts for Repurchased Receivables

                    By Seller                                                      0.00

                    By Servicer                                              127,459.49

                    TOTAL                                                    127,459.49

 Section 5.8(xi)    Advance Summary for Collection Period

                    Unreimbursed Advances for Previous Period              4,086,500.37

                    Unreimbursed Advances for Period                       4,143,481.87

                    Change From Previous Periods                              56,981.50

                    Reimbursed advance from collections                      278,594.51

                    Reimbursed advance from liquidation proceeds              16,677.44

                    Reimbursed advance from reserve account withdrawals            0.00

[Image]                  (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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